Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

(203) 920-1055

(917) 692-0000

NETWORK-1 REPORTS SECOND QUARTER RESULTS

New Canaan, Connecticut - August 15, 2022 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and protection of its intellectual property assets, today announced financial results for the quarter ended June 30, 2022.

Network-1 had no revenue for the three and six months ended June 30, 2022, as compared to no revenue and revenue of $18,692,000 for the three and six months ended June 30, 2021, respectively. The revenue of $18,692,000 for the six months ended June 30, 2021 was due to Network-1’s resolution of a contractual dispute with Cisco Systems, Inc. concerning the licensing of its Remote Power Patent.

Network-1 realized a net loss of $1,532,000 or $0.06 per share basic and diluted for the three months ended June 30, 2022 compared with a net loss of $783,000 or $0.03 per share basic and diluted for the three months ended June 30, 2021.

Network-1 realized a net loss of $2,844,000 or $0.12 per share basic and $0.12 diluted for the six months ended June 30, 2022 compared with net income of $8,668,000 or $0.36 per share basic and $0.35 diluted for the six months ended June 30, 2021. The net income for the six months ended June 30, 2021 was primarily due to $18,692,000 of revenue from the resolution of a contractual dispute with Cisco during the three months ended March 31, 2021.

At June 30, 2021, Network-1 had cash and cash equivalents and marketable securities of $52,125.000 and working capital of $51,291,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the next twelve months and the foreseeable future.

On June 8, 2021, the Board of Directors authorized an extension and increase of Network-1’s share repurchase program (the “Share Repurchase Program”) to repurchase up to $5,000,000 of common stock over the subsequent 24 month period. During the three-month period ended June 30, 2022, Network-1 repurchased an aggregate of 103,080 shares of its common stock at an aggregate cost of $247,824 (exclusive of commissions) or an average per share price of $2.40 which includes the repurchase of 41,500 shares of its common stock from a director, in a privately negotiated transaction, at a purchase price of $2.42 per share or an aggregate consideration of $100,430. Network-1 did not repurchase any shares of its common stock for the three months ended March 31, 2022. Except for Network-1’s repurchase of 40,000 shares of its common stock from a director at a price of $3.27 per share or an aggregate consideration of $130,800 in a privately negotiated transaction, Network-1 did not repurchase any additional shares of its common stock during the three and six months ended June 30, 2021. At June 30, 2022, the dollar value of remaining shares that may be repurchased under the Share Repurchase Program was $3,682,905.

On June 9, 2020, the Board of Directors approved the continuation of Network-1’s dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually), which dividends are anticipated to be paid in March and September of each year. Network-1 has paid such dividends consistent with its policy. On February 23, 2022, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share with a payment date of March 24, 2022 to all shareholders of record as of March 9, 2022. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-six (96) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize four patent portfolios (the Cox, M2M/IoT, HFT and Mirror Worlds patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent generated licensing revenue in excess of $187,000,000 from May 2007 through June 30, 2022. Network-1 has achieved licensing and other revenue of $47,150,000 through June 30, 2022 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue stream, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in IliAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The condensed consolidated statements of operations and comprehensive income (loss) and condensed consolidated balance sheet are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

REVENUE	$—	$—	$—	$18,692,000

OPERATING EXPENSES:
Costs of revenue	—	—	—	5,420,000
Professional fees and related costs	157,000	308,000	407,000	663,000
General and administrative	423,000	461,000	940,000	974,000
Amortization of patents	76,000	73,000	151,000	147,000
Stock-based compensation	178,000	59,000	233,000	118,000

TOTAL OPERATING EXPENSES	834,000	901,000	1,731,000	7,322,000

OPERATING (LOSS) INCOME	(834,000)	(901,000)	(1,731,000)	11,370,000

OTHER INCOME:
Interest and dividend income, net	131,000	68,000	211,000	118,000
Net realized and unrealized (loss) gain on marketable securities	(576,000)	49,000	(1,090,000)	8,000
Total other (loss) income, net	(445,000)	117,000	(879,000)	126,000

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(1,279,000)	(784,000)	(2,610,000)	11,496,000

INCOME TAXES PROVISION (BENEFIT):
Current	—	(180,000)	—	710,000
Deferred taxes, net	(102,000)	(52,000)	(554,000)	1,672,000
Total income taxes provision (benefit)	(102,000)	(232,000)	(554,000)	2,382,000

(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	$(1,177,000)	$(552,000)	$(2,056,000)	$9,114,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(355,000)	$(231,000)	$(788,000)	$(446,000)

NET (LOSS) INCOME	$(1,532,000)	$(783,000)	$(2,844,000)	$8,668,000

Net (loss) income per share
Basic	$(0.06)	$(0.03)	$(0.12)	$0.36
Diluted	$(0.06)	$(0.03)	$(0.12)	$0.35

Weighted average common shares outstanding:
Basic	23,854,438	23,839,455	23,864,053	24,106,169
Diluted	23,854,438	23,839,455	23,864,053	24,878,257

Cash dividends declared per share	—	—	$0.05	$0.05

NET (LOSS) INCOME	$(1,532,000)	$(783,000)	$(2,844,000)	$8,668,000

OTHER COMPREHENSIVE (LOSS) INCOME
Net unrealized holding (loss) gain on corporate bonds and notes during the period, net of tax	(1,000)	(3,000)	(4,000)	8,000

COMPREHENSIVE (LOSS) INCOME	$(1,533,000)	$(786,000)	$(2,848,000)	$8,676,000

Condensed Consolidated Balance Sheet (Unaudited)

Cash and cash equivalents	$25,532,000

Marketable securities, at fair value	$26,593,000

Total current assets	$52,364,000

Total assets	$57,191,000

Total current liabilities	$1,073,000

Total long term liabilities	$128,000

Total stockholders’ equity	$55,990,000